Exhibit 99.1

Nara Bancorp Reports Financial Results for Fourth Quarter 2009

Q4 2009 Summary:

  $82 Million in Capital Raised Through Equity Offering
  Net Loss of $0.04 per Share
  Net Loan Growth of $78 Million
  Net Interest Margin Increased 20 Basis Points From Q3 2009
  Net Interest Income Increased 9% From Q3 2009
  Allowance for Loan Losses Increased to 2.69% From 2.49%
  Efficiency ratio Improved to 47.0% From 50.4% in Q3 2009
  $55.7 Million Increase in Watchlist Loans

LOS ANGELES--(BUSINESS WIRE)--January 25, 2010--Nara Bancorp, Inc. (the “Company”) (NASDAQ: NARA), the holding company of Nara Bank (the “Bank”), reported a net loss available to common stockholders of $1.5 million, or ($0.04) per diluted share, for fourth quarter 2009, compared to a net loss available to common stockholders of ($10.3) million, or ($0.39) per diluted share, for fourth quarter 2008, and net income available to common stockholders of $2.9 million, or $0.11 per diluted share, for third quarter 2009.

Alvin Kang, newly appointed President and Chief Executive Officer, said, “During the fourth quarter, we saw a substantial increase in the number of loans that were downgraded as economic conditions remained challenging. We continue to be very proactive in managing through this credit cycle by identifying borrowers that are showing early signs of distress, modifying loans when appropriate, and further building our allowance for loan losses. The higher level of provision expense recorded in the fourth quarter prevented us from being profitable despite a continuation of positive trends in most other areas of the Bank, including an expansion in our net interest margin, net loan growth, and an improvement in our efficiency ratio.

“Most significantly, we were able to substantially strengthen the Bank’s financial position by raising $82 million in capital during the fourth quarter. As a result of our very strong capital ratios, we are well positioned to manage through the credit cycle, while also having the ability to capitalize on attractive opportunities that emerge in our target markets,” said Mr. Kang.

Financial Highlights

	2009 Fourth Quarter	2008 Fourth Quarter	2009 Third Quarter
	(Dollars in thousands)
Net income (loss)	$(476)	$(9,853)	$3,941
Net income (loss) available to common stockholders	$(1,546)	$(10,327)	$2,872
Diluted earnings (loss) per share	$(0.04)	$(0.39)	$0.11
Net interest income	$26,414	$22,702	$24,233
Net interest margin	3.34%	3.71%	3.14%
Non-interest income	$5,424	$2,058	$4,894
Non-interest expense	$14,975	$13,747	$14,668
Net loans receivable	$2,162,009	$2,075,935	$2,099,223
Deposits	$2,434,190	$1,938,603	$2,487,070
Non-performing loans *	$51,674	$37,580	$35,510
ALLL to gross loans *	2.69%	2.07%	2.49%
ALLL to non-performing loans *	115%	116%	149%
Provision for loan losses	$17,853	$28,000	$8,500
Efficiency ratio	47.03%	55.52%	50.36%

* Excludes the guaranteed portion of delinquent SBA loans totaling $12.5 million, $20.9 million and $20.9 million at fourth quarter 2009, fourth quarter 2008 and third quarter 2009, respectively.

Operating Results for Fourth Quarter 2009

Net Interest Income and Net Interest Margin. Fourth quarter 2009 net interest income before provision for loan losses was $26.4 million, an increase of 16% from fourth quarter 2008. The increase in net interest income was due to a 29% increase in average interest earning assets offset by a decline in net interest margin, caused in part by higher average liquid assets with lower yields.

Fourth quarter 2009 net interest margin (net interest income divided by average interest-earning assets) decreased 37 basis points to 3.34% from 3.71% for fourth quarter 2008. During 2008, market interest rates declined as the targeted federal funds rate declined 175 basis points, and as a result, the Bank’s interest-earning assets re-priced downward faster than its interest-bearing liabilities during 2009.

The weighted average yield on the loan portfolio for fourth quarter 2009 decreased 54 basis points to 6.21% from 6.75% for the same period last year. The decrease was the result of the prime rate-based portion of the loan portfolio repricing downward as market interest rates continued to decline due to reductions in interest rates by the Federal Reserve throughout 2008. This downward pressure on rates was partially mitigated by the fixed rate loans in the portfolio. At December 31, 2009, fixed rate loans were 52% of the loan portfolio. The weighted average yield on the variable rate and fixed rate loan portfolios (excluding loan discount accretion) at December 31, 2009 was 4.84% and 7.47%, respectively, compared to 4.65% and 7.62% at December 31, 2008.

The weighted average yield on securities available-for-sale (“AFS”) for fourth quarter 2009 decreased 73 basis points to 3.92% from 4.65% for the same period 2008. The decrease was primarily attributable to $768 million in new investment securities purchased during 2009, which had lower yields than the weighed average yield of the portfolio at December 31, 2008. The weighted average yield on AFS investment securities purchased during 2009 was 3.80%.

The weighted average cost of deposits for fourth quarter 2009 decreased 81 basis points to 1.93% from 2.74% for the same period last year. The cost of time deposits decreased 61 basis points to 2.55% from 3.16% for the same period last year.

The weighted average cost of FHLB advances for fourth quarter 2009 also decreased 2 basis points to 3.63% for fourth quarter 2009, compared to 3.65% for fourth quarter 2008.

Following are the weighted average rate data on a spot rate basis at December 31, 2009 and 2008:

	December 31,
	2009	2008
Weighted average loan portfolio yield (excluding discounts)	6.20%	6.14%
Weighted average securities available-for-sale portfolio yield	3.78%	4.08%
Weighted average cost of deposits	1.79%	2.59%
Weighted average cost of total interest-bearing deposits	2.09%	3.07%
Weighted average cost of FHLB advances	3.46%	3.70%
Net interest margin	3.52%	3.18%

Sequentially, fourth quarter 2009 net interest income before provision for loan losses increased $2.2 million, or 9%, from third quarter 2009. The increase was attributable to an increase in average interest-earning assets and an improved net interest margin. Average interest-earning assets increased $71.8 million, or 2%, during fourth quarter 2009. The net interest margin increased 20 basis points to 3.34% for fourth quarter 2009 from 3.14% for third quarter 2009. The increase in net interest margin was primarily due to lower deposit costs.

Non-accrual loan interest reversed was $581 thousand, $283 thousand, and $328 thousand for fourth quarter 2009, fourth quarter 2008, and third quarter 2009, respectively. Excluding this effect, the net interest margin for fourth quarter 2009, fourth quarter 2008, and third quarter 2009 was 3.42%, 3.75%, and 3.18%, respectively.

Prepayment penalty income for fourth quarter 2009, fourth quarter 2008 and third quarter 2009 was $166 thousand, $433 thousand and $173 thousand, respectively. Excluding the effects of both non-accrual loan interest income and prepayment penalty income, the net interest margin for fourth quarter 2009, fourth quarter 2008 and third quarter 2009 was 3.40%, 3.68% and 3.16%, respectively.

Non-interest Income. Fourth quarter 2009 non-interest income was $5.4 million, an increase of $3.4 million, or 164% compared to fourth quarter 2008. The increase is primarily due to net gains on sales of securities available-for-sale of $1.7 million during fourth quarter 2009. There were no gains on sales of securities available-for-sale for the same quarter 2008. A total of $99.8 million in available-for-sale GSE investment securities were sold as part of the rebalancing of duration and mix of the investment securities portfolio. During fourth quarter 2009, the Bank also sold $11.0 million in SBA loans and recognized $556 thousand in net gains from the sales, compared to $87 thousand during same period 2008. During fourth quarter 2008, there were net valuation losses on interest rate swaps of $800 thousand and net losses on sales of OREO of $1.0 million, which adversely affected the non-interest income.

Sequentially, non-interest income increased 11% from third quarter 2009. The increase was primarily due to net gains on sale of SBA loans of $556 thousand during fourth quarter 2009, compared to net losses of $126 thousand on sales of commercial loans during third quarter 2009.

Non-interest Expense. Fourth quarter 2009 non-interest expense was $15.0 million, an increase of 9% from $13.7 million for the same period last year. The increase was primarily due to an increase in FDIC insurance premiums and credit related expenses. FDIC insurance premiums increased $673 thousand, or 175%, to $1.1 million for fourth quarter 2009, compared to $384 thousand for the same quarter of 2008. The increase is due to an increase in the assessment rate imposed by the FDIC starting with second quarter 2009. Credit related expenses, which includes loan collection and OREO expenses, increased 61% to $783 thousand for fourth quarter 2009, compared to $487 thousand for the same quarter of 2008.

Salaries and employee benefits expense decreased $538 thousand, or 8%, over the same quarter of the prior year, primarily due to decreases in bonus expense and in the number of full-time equivalent employees, which decreased to 337 at December 31, 2009 from 367 at December 31, 2008.

Sequentially, non-interest expense for fourth quarter 2009 increased by 2% from $14.7 million in third quarter 2009, primarily due to increases in professional fees, FDIC assessment and data processing and communication costs.

Income Taxes. The effective income tax benefit rate was 52% for fourth quarter 2009 compared to 42% for fourth quarter 2008 and a tax rate of 34% for third quarter 2009. The higher effective tax benefit rate for fourth quarter 2009 and lower tax rate for the third quarter of 2009 were due to the effect of higher tax credits recognized in those periods.

Balance Sheet Summary

Gross loans receivable were $2.21 billion at December 31, 2009, an increase of $78 million from $2.13 billion at September 30, 2009. New loan production was $149.2 million during fourth quarter 2009, compared to $131.9 million during third quarter 2009 (which included $47.1 million in purchased loans), and $81.3 million during fourth quarter 2008. Loan pay-offs, pay-downs, amortization and other changes totaled $78.3 million during fourth quarter 2009, compared to $59.5 million during third quarter 2009 and $75.1 million during fourth quarter 2008.

Total deposits were $2.43 billion at December 31, 2009, a decrease of 2% from $2.49 billion at September 30, 2009. The decrease in total deposits was primarily due to declines in retail interest bearing demand accounts and retail non-jumbo CDs, which were partially offset by an increase in retail jumbo CDs.

Credit Quality

The Company recorded a provision for loan losses of $17.9 million in fourth quarter 2009, compared to $28.0 million for the same period of the prior year and $8.5 million in third quarter 2009. The increase in the provision for loan losses from third quarter 2009 was primarily due to the impact of higher net charge offs and increases in Special Mention and Classified loans.

Total Watchlist loans, defined as Special Mention and Classified loans, were $199.9 million at December 31, 2009, an increase from $144.2 million at September 30, 2009. Special mention loans increased to $42.7 million at December 31, 2009, from $30.8 million at September 30, 2009, primarily due to two commercial real estate loans aggregating $11.5 million. Substandard loans increased to $153.5 million at December 31, 2009, from $110.7 million at September 30, 2009, mainly due to 43 commercial real estate loans aggregating $52.3 million of which $27.5 million or 19 loans were restructured.

Total delinquent loans, 30 or more days delinquent, was $69.5 million at December 31, 2009, compared to $68.0 million at September 30, 2009. Loans past due 30 – 59 days decreased to $14.9 million at December 31, 2009, from $24.5 million at September 30, 2009.

Non-performing loans at December 31, 2009, were $51.7 million, or 2.34% of total loans, compared to $35.5 million, or 1.67% of total loans, at September 30, 2009. Inflows to non-performing loans during the fourth quarter 2009 included five commercial real estate loans aggregating $11.1 million.

Non-performing assets, comprised of non-accrual loans, accruing restructured loans and other real estate owned, at December 31, 2009 were $118.1 million, or 5.34% of gross loans plus other real estate owned, compared to $84.9 million, or 3.98%, at September 30, 2009. Other real estate owned decreased to $2.0 million at December 31, 2009, compared to $4.7 million at September 30, 2009 as five properties were sold during fourth quarter 2009. Accruing troubled debt restructured loans included in non-performing assets, increased $19.6 million to $64.3 million at December 31, 2009, from $44.7 million at September 30, 2009. This increase was primarily due to five commercial real estate loans aggregating $16.2 million.

Net loan charge-offs during fourth quarter 2009 were $11.4 million, or 2.08% of average loans on an annualized basis, compared to $12.4 million, or 2.37% during fourth quarter 2008, and $5.9 million, or 1.11% of average loans, during third quarter 2009. Fourth quarter 2009 charge offs included partial charge-offs of four commercial real estate loans aggregating $5.5 million. Excluding these four relationships, the average charge-off during the quarter was $88 thousand.

The allowance for loan losses at December 31, 2009, was $59.4 million, or 2.69% of gross loans receivable (net of the guaranteed portion of delinquent SBA loans), compared to $53.0 million, or 2.49%, at September 30, 2009. The ratio of the allowance for loan losses to non-performing loans was 115% at December 31, 2009, compared to 149% at September 30, 2009.

Impaired loans (defined as loans where it is probable that all principal and interest payments due will not be collectible according to contractual terms) at December 31, 2009, were $121.0 million, an increase from $88.4 million at September 30, 2009. New impaired loans during the quarter included nine commercial real estate loans aggregating $25.2 million that were restructured. Specific reserves for impaired loans were $19.8 million, or 16.43% of the aggregate impaired loan amount at December 31, 2009, compared to $16.0 million, or 18.1%, at September 30, 2009. Excluding specific reserves for impaired loans, the allowance coverage on the remaining loan portfolio was 1.90% at December 31, 2009, compared to 1.81% at September 30, 2009.

Capital

During October 2009, the Company raised $82.0 million (net of expenses) through the public offering of its common stock which significantly strengthened its capital ratios. At December 31, 2009, the Company continued to be well in excess of the regulatory capital requirements to be classified as a “well-capitalized” institution. The Leverage Ratio was 12.36% at December 31, 2009, compared to 9.95% at September 30, 2009. The Tier 1 Risk-based Ratio was 16.73% at December 31, 2009, compared to 13.51% at September 30, 2009. The Total Risk-based Ratio was 17.99% at December 31, 2009, compared to 14.77% at September 30, 2009.

At December 31, 2009, common equity represented 9.37% of total assets, compared to 8.34% at December 31, 2008. Tangible common equity (TCE) represented 9.27% of tangible assets at December 31, 2009, compared to 8.20% at December 31, 2008.

Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. See the accompanying financial information for a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Outlook

For the full year 2010, Nara Bancorp expects the following:

  A double-digit increase in net interest income primarily driven by an expanding net interest margin
  A reduction in total deposits as the Bank runs off some of its higher cost jumbo CDs as they mature in the first half of 2010
  A reduction in total assets as the Bank manages down its concentration of commercial real estate loans
  An increase in non-interest expense driven by an increase in headcount to support the addition of two new branches on the East Coast
  A continuation of elevated credit costs

Commenting on the outlook for the 2010, Mr. Kang said, “We anticipate that our quarterly provision for credit losses will continue to be difficult to predict until a meaningful economic recovery takes place. However, we believe the earnings power of the Bank will be much stronger in 2010, which will allow us to better absorb the credit costs that we incur. With an expanding net interest margin, we expect to generate higher earnings in 2010 on a pre-tax, pre-provision basis than we did in 2009. We also continue to be active in looking for opportunities to deploy our capital in ways that will meaningfully strengthen our franchise and enhance our ability to generate long-term profitable growth.”

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the Company’s fourth quarter 2009 financial results will be held tomorrow, January 26, 2010 at 9:30 a.m. Pacific / 12:30 p.m. Eastern. Interested participants and investors may access the conference call by dialing 866-225-8754 (domestic) or 480-629-9692 (international), conference ID# 4202673. There will also be a live webcast of the call available at the Investor Relations section of Nara Bank’s web site at www.narabank.com.

After the live webcast, a replay will remain available in the Investor Relations section of Nara Bancorp’s web site. A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through February 2, 2010, conference ID# 4202673.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 21 branches and 1 loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Nara Bancorp, Inc.
Consolidated Statements of Financial Condition
Unaudited (Dollars in Thousands)
Nara Bancorp, Inc.

Assets	12/31/2009	9/30/2009	% change	12/31/2008	% change

Cash and due from banks	$105,592	$182,150	-42%	$30,057	251%
Federal funds sold	20,000	20,000	0%	19,000	5%
Securities available for sale, at fair value	782,690	744,044	5%	406,586	93%
Federal Home Loan Bank and Federal Reserve Bank stock	24,334	24,325	0%	22,255	9%
Loans held for sale, at the lower of cost or market	4,756	14,137	-66%	9,821	-52%
Loans receivable	2,221,433	2,152,190	3%	2,119,354	5%
Allowance for loan losses	(59,424)	(52,967)	12%	(43,419)	37%
Net loans receivable	2,162,009	2,099,223	3%	2,075,935	4%
Accrued interest receivable	11,261	11,062	2%	8,168	38%
Premises and equipment, net	10,865	11,222	-3%	11,987	-9%
Bank owned life insurance	23,571	23,518	0%	23,349	1%
Goodwill	2,509	2,509	0%	2,509	0%
Other intangible assets, net	1,042	1,186	-12%	1,627	-36%
Other assets	79,328	79,314	0%	60,760	31%
Total assets	$3,227,957	$3,212,690	0%	$2,672,054	21%

Liabilities

Deposits	$2,434,190	$2,487,070	-2%	$1,938,603	26%
Borrowings from Federal Home Loan Bank	350,000	350,000	0%	350,000	0%
Subordinated debentures	39,268	39,268	0%	39,268	0%
Accrued interest payable	12,674	12,550	1%	8,549	48%
Other liabilities	23,850	33,787	-29%	45,681	-48%
Total liabilities	2,859,982	2,922,675	-2%	2,382,101	20%

Stockholders' Equity

Preferred stock, $0.001 par value; authorized 10,000,000 undesignated shares; issued and outstanding 67,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A with a liquidation preference of $67,000,000 at December 31, 2009, September 30, 2009 and December 31, 2008	67,000	67,000	0%	67,000	0%
Preferred stock discount	(3,737)	(3,970)	-6%	(4,664)	-20%
Common stock, $0.001 par value; authorized, 40,000,000 shares; issued and outstanding, 37,824,007, 26,316,576 and 26,246,560 shares at December 31, 2009, September 30, 2009 and December 31, 2008, respectively	38	26	46%	26	46%
Common stock warrant	2,383	4,766	-50%	4,766	-50%
Capital surplus	167,423	83,453	101%	82,077	104%
Retained earnings	131,891	133,437	-1%	141,890	-7%
Accumulated other comprehensive income (loss), net	2,977	5,303	-44%	(1,142)	361%
Total stockholders' equity	367,975	290,015	27%	289,953	27%

Total liabilities and stockholders' equity	$3,227,957	$3,212,690	0%	$2,672,054	21%

Nara Bancorp, Inc.
Consolidated Statements of Income (Loss)
Unaudited (Dollars in Thousands, Except for Per Share Data)

	Three Months Ended					Twelve Months Ended
	12/31/2009	12/31/2008	% change	9/30/2009	% change	12/31/2009	12/31/2008	% change

Interest income:
Interest and fees on loans	$34,041	$35,308	-4%	$33,242	2%	$131,416	$151,172	-13%
Interest on securities	7,649	3,819	100%	8,063	-5%	25,742	14,416	79%
Interest on federal funds sold and other investments	180	(36)	-600%	401	-55%	887	1,340	-34%
Total interest income	41,870	39,091	7%	41,706	0%	158,045	166,928	-5%

Interest expense:
Interest on deposits	11,808	12,347	-4%	13,638	-13%	50,636	54,080	-6%
Interest on other borrowings	3,648	4,042	-10%	3,835	-5%	15,063	16,627	-9%
Total interest expense	15,456	16,389	-6%	17,473	-12%	65,699	70,707	-7%

Net interest income before provision for loan losses	26,414	22,702	16%	24,233	9%	92,346	96,221	-4%
Provision for loan losses	17,853	28,000	-36%	8,500	110%	61,023	48,825	25%
Net interest income after provision for loan losses	8,561	(5,298)	-262%	15,733	-46%	31,323	47,396	-34%

Non-interest income:
Service fees on deposit accounts	1,616	1,940	-17%	1,701	-5%	6,784	7,379	-8%
Net gains (losses) on sales of loans	556	87	539%	(126)	541%	1,422	1,781	-20%
Net gains on sales of securities available-for-sale	1,700	-	100%	1,722	-1%	4,427	860	415%
Net valuation gains (losses) on interest rate swaps	(94)	(800)	88%	(85)	-11%	(446)	(549)	19%
Net losses on sales of OREO	(8)	(1,003)	99%	2	-500%	(320)	(1,003)	68%
Other than temporary impairment on securities	-	-	0%	-	0%	-	(1,713)	100%
Other income and fees	1,654	1,834	-10%	1,680	-2%	6,601	7,238	-9%
Total non-interest income	5,424	2,058	164%	4,894	11%	18,468	13,993	32%

Non-interest expense:
Salaries and employee benefits	6,302	6,840	-8%	6,141	3%	25,437	28,887	-12%
Occupancy	2,482	2,469	1%	2,526	-2%	9,918	9,132	9%
Furniture and equipment	764	691	11%	731	5%	2,926	2,829	3%
Advertising and marketing	323	360	-10%	386	-16%	1,671	2,029	-18%
Data processing and communications	955	794	20%	896	7%	3,742	3,275	14%
Professional fees	698	380	84%	520	34%	2,324	1,961	19%
FDIC assessment	1,057	384	175%	984	7%	5,237	1,415	270%
Other	2,394	1,829	31%	2,484	-4%	10,458	7,481	40%
Total non-interest expense	14,975	13,747	9%	14,668	2%	61,713	57,009	8%
Income (loss) before income taxes	(990)	(16,987)	-94%	5,959	-117%	(11,922)	4,380	-372%
Income tax provision (benefit)	(514)	(7,134)	-93%	2,018	-125%	(6,199)	1,625	-481%
Net income (loss)	$(476)	$(9,853)	-95%	$3,941	-112%	(5,723)	2,755	-308%
Dividends and discount accretion on preferred stock	$(1,070)	$(474)	126%	$(1,069)	0%	(4,276)	(474)	802%
Net income (loss) available to common stockholders	$(1,546)	$(10,327)	-85%	$2,872	-154%	$(9,999)	$2,281	-538%

Earnings (Loss) Per Common Share:
Basic	$(0.04)	$(0.39)		$0.11		$(0.35)	$0.09
Diluted	$(0.04)	$(0.39)		$0.11		$(0.35)	$0.09

Average Shares Outstanding:
Basic	34,571,292	26,213,085		26,290,656		28,359,496	26,200,344
Diluted	34,571,292	26,213,085		26,360,505		28,359,496	26,419,533

Nara Bancorp, Inc.
Supplemental Data
Unaudited (Dollars in Thousands, Except for Per Share Data)

	(Annualized) At or for the Three Months Ended,			(Annualized) At or for the Twelve Months Ended,
Profitability measures:	12/31/2009	12/31/2008	9/30/2009	12/31/2009	12/31/2008
ROA [1]	-0.06%	-1.54%	0.49%	-0.19%	0.11%
ROE [1]	-0.54%	-15.06%	5.54%	-1.88%	1.15%
Net interest margin *	3.34%	3.71%	3.14%	3.15%	3.96%
Efficiency ratio	47.03%	55.52%	50.36%	55.69%	51.73%

[1] based on net income before effect of dividends and discount accretion on preferred stock

	Three Months Ended			Three Months Ended			Three Months Ended
	12/31/2009			12/31/2008			9/30/2009

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans*, includes loans held for sale	$2,193,810	$34,041	6.21%	$2,092,641	$35,308	6.75%	$2,117,910	$33,242	6.28%
Securities available for sale	781,422	7,649	3.92%	328,601	3,819	4.65%	737,471	8,063	4.37%
FRB and FHLB stock and other investments	165,193	124	0.30%	22,705	(46)	-0.81%	202,131	277	0.55%
Federal funds sold	19,783	56	1.13%	5,528	10	0.72%	30,870	124	1.61%
Total interest earning assets*	$3,160,208	$41,870	5.30%	$2,449,475	$39,091	6.38%	$3,088,382	$41,706	5.40%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$558,389	$1,696	1.21%	$319,318	$2,413	3.02%	$549,991	$2,569	1.87%
Savings	138,924	892	2.57%	115,245	1,043	3.62%	134,998	1,040	3.08%
Time deposits:
$100,000 or more	903,963	5,378	2.38%	661,172	4,844	2.93%	811,007	4,799	2.37%
Other	541,183	3,842	2.84%	465,236	4,047	3.48%	670,465	5,230	3.12%
Total time deposits	1,445,146	9,220	2.55%	1,126,408	8,891	3.16%	1,481,472	10,029	2.71%
Total interest bearing deposits	2,142,459	11,808	2.20%	1,560,971	12,347	3.16%	2,166,461	13,638	2.52%
FHLB advances	350,870	3,187	3.63%	371,038	3,385	3.65%	356,848	3,355	3.76%
Other borrowings	37,774	461	4.88%	39,268	657	6.69%	37,769	480	5.08%
Total interest bearing liabilities	2,531,103	$15,456	2.44%	1,971,277	$16,389	3.33%	2,561,078	$17,473	2.73%
Non-interest bearing demand deposits	305,831			240,142			308,327
Total funding liabilities / cost of funds	$2,836,934		2.18%	$2,211,419		2.96%	$2,869,405		2.44%
Net interest income / net interest spread*		$26,414	2.86%		$22,702	3.05%		$24,233	2.67%
Net interest margin*			3.34%			3.71%			3.14%
Net interest margin*, excluding effect of non-accrual loan income (expense)			3.42%			3.75%			3.18%
Net interest margin*, excluding effect of non-accrual loan income (expense) and prepayment fee income			3.40%			3.68%			3.16%

Non-accrual loan income (reversed) recognized		$(581)			$(283)			$(328)
Prepayment fee income received		166			433			173
Net		$(415)			$150			$(155)

Cost of deposits:
Non-interest bearing demand deposits	$305,831	$-		$240,142	$-		$308,327	$-
Interest bearing deposits	2,142,459	11,808	2.20%	1,560,971	12,347	3.16%	2,166,461	13,638	2.52%
Total deposits	$2,448,290	$11,808	1.93%	$1,801,113	$12,347	2.74%	$2,474,788	$13,638	2.20%

	Twelve Months Ended			Twelve Months Ended
	12/31/2009			12/31/2008

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans*, includes loans held for sale	$2,124,615	$131,416	6.19%	$2,089,803	$151,172	7.23%
Securities available for sale	619,594	25,742	4.15%	298,886	14,416	4.82%
FRB and FHLB stock and other investments	171,270	680	0.40%	23,498	1,010	4.30%
Federal funds sold	14,806	207	1.40%	16,816	330	1.96%
Total interest earning assets*	$2,930,285	$158,045	5.39%	$2,429,003	$166,928	6.87%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$467,764	$8,948	1.91%	$280,055	$8,264	2.95%
Savings	125,877	3,948	3.14%	133,791	4,920	3.68%
Time deposits:
$100,000 or more	744,416	17,830	2.40%	742,767	27,033	3.64%
Other	653,003	19,910	3.05%	370,900	13,863	3.74%
Total time deposits	1,397,419	37,740	2.70%	1,113,667	40,896	3.67%
Total interest bearing deposits	1,991,060	50,636	2.54%	1,527,513	54,080	3.54%
FHLB advances	356,528	13,041	3.66%	372,142	13,932	3.74%
Other borrowings	37,883	2,022	5.34%	37,683	2,695	7.15%
Total interest bearing liabilities	2,385,471	$65,699	2.75%	1,937,338	$70,707	3.65%
Non-interest bearing demand deposits	300,286			328,116
Total funding liabilities / cost of funds	$2,685,757		2.45%	$2,265,454		3.12%
Net interest income / net interest spread*		$92,346	2.64%		$96,221	3.22%
Net interest margin*			3.15%			3.96%
Net interest margin*, excluding effect of non-accrual loan income(expense)			3.20%			3.99%
Net interest margin*, excluding effect of non-accrual loan income(expense) and prepayment fee income			3.18%			3.92%

Non-accrual loan income (reversed) recognized		$(1,470)			$(689)
Prepayment fee income received		632			1,668
Net		$(838)			$979

Cost of deposits:
Non-interest bearing demand deposits	$300,286	$-		$328,116	$-
Interest bearing deposits	1,991,060	50,636	2.54%	1,527,513	54,080	3.54%
Total deposits	$2,291,346	$50,636	2.21%	$1,855,629	$54,080	2.91%

	For the Three Months Ended					For the Twelve Months Ended
	12/31/2009	12/31/2008	% change	9/30/2009	% change	12/31/2009	12/31/2008	% change
AVERAGE BALANCES
Gross loans*, includes loans held for sale	$2,193,810	$2,092,641	5%	$2,117,910	4%	2,124,615	2,089,803	2%
Investments	966,398	356,834	171%	970,472	0%	805,670	339,200	138%
Interest-earning assets*	3,160,208	2,449,475	29%	3,088,382	2%	2,930,285	2,429,003	21%
Total assets	3,235,147	2,559,289	26%	3,208,774	1%	3,038,969	2,544,667	19%

Interest-bearing deposits	2,142,459	1,560,971	37%	2,166,461	-1%	1,991,060	1,527,513	30%
Interest-bearing liabilities	2,531,103	1,971,277	28%	2,561,078	-1%	2,385,471	1,937,338	23%
Non-interest-bearing demand deposits	305,831	240,142	27%	308,327	-1%	300,286	328,116	-8%
Stockholders' Equity	351,779	261,635	34%	284,676	24%	304,770	238,800	28%
Net interest earning assets*	629,105	478,198	32%	527,304	19%	544,814	491,665	11%

LOAN PORTFOLIO COMPOSITION: *	12/31/2009	9/30/2009	% change	12/31/2008	% change

Commercial loans	$539,147	$546,328	-1%	$598,556	-10%
Real estate loans	1,654,104	1,566,551	6%	1,472,872	12%
Consumer and other loans	18,035	20,142	-10%	28,520	-37%
Loans outstanding*	2,211,286	2,133,021	4%	2,099,948	5%
Unamortized deferred loan fees - net of costs	(2,343)	(1,688)	39%	(1,505)	56%
Loans*, net of deferred loan fees and costs	2,208,943	2,131,333	4%	2,098,443	5%
Allowance for loan losses	(59,424)	(52,967)	12%	(43,419)	37%
Loan receivable*, net	$2,149,519	$2,078,366	3%	$2,055,024	5%
* The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.	$12,490	$20,857		$20,911

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2009	9/30/2009	% change	12/31/2008	% change
Retail buildings	$380,958	$379,506	0%	$380,545	0%
Hotels/motels	324,058	304,038	7%	299,596	8%
Gas stations/ car washes	266,986	257,406	4%	257,253	4%
Mixed-use facilities	157,136	158,078	-1%	152,676	3%
Warehouses	111,543	119,797	-7%	113,487	-2%
Multifamily	75,587	75,298	0%	27,988	170%
Other	337,836	272,428	24%	241,327	40%
Total	$1,654,104	$1,566,551	6%	$1,472,872	12%

DEPOSIT COMPOSITION	12/31/2009	9/30/2009	% Change	12/31/2008	% Change
Non-interest-bearing demand deposits	$330,489	$328,844	1%	$303,656	9%
Money market and other	524,188	577,185	-9%	306,478	71%
Saving deposits	136,804	143,476	-5%	113,186	21%
Time deposits of $100,000 or more	932,699	855,261	9%	626,850	49%
Other time deposits	510,010	582,304	-12%	588,433	-13%
Total deposit balances	$2,434,190	$2,487,070	-2%	$1,938,603	26%

DEPOSIT COMPOSITION (%)	12/31/2009	9/30/2009	12/31/2008
Non-interest-bearing demand deposits	13.6%	13.2%	15.7%
Money market and other	21.5%	23.2%	15.8%
Saving deposits	5.6%	5.8%	5.8%
Time deposits of $100,000 or more	38.3%	34.4%	32.3%
Other time deposits	21.0%	23.4%	30.4%
Total deposit balances	100.0%	100.0%	100.0%

CAPITAL RATIOS	12/31/2009	9/30/2009	12/31/2008
Total stockholders' equity	$367,975	$290,015	$289,953
Tier 1 risk-based capital ratio	16.73%	13.51%	14.32%
Total risk-based capital ratio	17.99%	14.77%	15.58%
Tier 1 leverage ratio	12.36%	9.95%	12.61%
Book value per share	$9.73	$11.02	$11.05
Tangible common equity per share[2]	$7.90	$8.30	$8.33
Tangible common equity to tangible assets[2]	9.27%	6.81%	8.20%

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	12/31/2009	9/30/2009	12/31/2008
Total stockholders' equity	$367,975	$290,015	$289,953
Less: Preferred stock, net of discount	(63,263)	(63,030)	(62,336)
Common stock warrant	(2,383)	(4,766)	(4,766)
Goodwill and other intangible assets, net	(3,551)	(3,695)	(4,136)
Tangible common equity	$298,778	$218,524	$218,715

Total assets	$3,227,957	$3,212,690	$2,672,054
Less: Goodwill and other intangible assets, net	(3,551)	(3,695)	(4,136)
Tangible assets	$3,224,406	$3,208,995	$2,667,918

Common shares outstanding	37,824,007	26,316,576	26,246,560

Tangible common equity to tangible assets	9.27%	6.81%	8.20%
Tangible common equity per share	$7.90	$8.30	$8.33

	For the Three Months Ended					For the Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES:	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Balance at beginning of period	$52,967	$50,339	$50,504	$43,419	$27,806	$43,419	$20,035
Provision for loan losses	17,853	8,500	19,000	15,670	28,000	61,023	48,825
Recoveries	155	179	251	83	124	668	252
Charge offs	(11,551)	(6,051)	(19,416)	(8,668)	(12,511)	(45,686)	(25,693)
Balance at end of period	$59,424	$52,967	$50,339	$50,504	$43,419	$59,424	$43,419
Net charge-off/average gross loans* (annualized)	2.08%	1.11%	3.66%	1.63%	2.37%	2.12%	1.22%

	For the Three Months Ended					For the Twelve Months Ended
NET CHARGED OFF LOANS BY TYPE	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Real estate loans	$7,065	$2,572	$12,410	$2,121	$2,613	$24,168	$7,328
Commercial loans	4,236	3,282	6,608	5,204	9,685	19,330	17,701
Consumer loans	95	18	147	1,260	89	1,520	412
Total net charge-offs	$11,396	$5,872	$19,165	$8,585	$12,387	$45,018	$25,441

NON-PERFORMING ASSETS	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Delinquent loans 90 days or more on non-accrual status*	$51,674	$35,510	$30,850	$41,330	$37,580
Delinquent loans 90 days or more on accrual status	-	-	-	7	-
Total non-performing loans*	51,674	35,510	30,850	41,337	37,580
Other real estate owned	2,044	4,693	3,805	4,822	2,969
Restructured loans	64,341	44,707	37,026	31,131	3,256
Total non-performing assets*	$118,059	$84,910	$71,681	$77,290	$43,805
Non-performing assets*/ total assets	3.66%	2.64%	2.20%	2.74%	1.64%
Non-performing assets*/ gross loans* & OREO	5.34%	3.98%	3.44%	3.69%	2.08%
Non-performing loans*/gross loans*	2.34%	1.67%	1.48%	1.98%	1.79%
Allowance for loan losses/ gross loans*	2.69%	2.49%	2.42%	2.42%	2.07%
Allowance for loan losses/ non-performing loans*	115%	149%	163%	122%	116%

BREAKDOWN OF RESTRUCTURED LOANS BY TYPE:	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Retail buildings	$9,620	$4,811	$1,387	$847	$-
Hotels/motels	16,647	4,400	5,325	5,325	-
Gas stations/ car washes	20,006	19,547	18,931	18,231	-
Mixed-use facilities	2,907	373	374	-	-
Warehouses	-	4,455	4,455	-	-
Multifamily	1,371	1,371	-	-	-
Other[3]	13,790	9,750	6,554	6,728	3,256
Total	$64,341	$44,707	$37,026	$31,131	$3,256
[3] Includes commercial business and other loans

DELINQUENT LOANS BY DAYS PAST DUE	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

30 - 59 days	$14,926	$24,507	$5,364	$8,272	$10,967
60 - 89 days	2,877	7,931	6,593	838	2,668
90 days or more and accruing	-	-	-	7	-
Non-accrual	51,674	35,510	30,850	41,330	37,580
Total delinquent loans*	$69,477	$67,948	$42,807	$50,447	$51,215

DELINQUENT LOANS BY TYPE[4]	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Real estate loans	$52,660	$54,129	$28,242	$31,823	$28,409
Commercial loans	15,303	13,241	14,041	18,076	21,030
Consumer loans	1,514	578	524	548	1,776
Total delinquent loans*	$69,477	$67,948	$42,807	$50,447	$51,215
[4]Delinquent over 30 days, including non-accrual loans

NON-ACCRUAL LOANS BY TYPE	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Real estate loans	$40,354	$25,696	$20,515	$26,153	$21,759
Commercial loans	10,275	9,521	10,072	14,876	14,379
Consumer loans	1,045	293	263	301	1,442
Total non-accrual loans*	$51,674	$35,510	$30,850	$41,330	$37,580

WATCH LIST LOANS	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Special mention	$42,671	$30,762	$53,277	$68,388	$71,169
Substandard	153,535	110,669	112,641	98,412	55,622
Doubtful	3,655	2,767	4,237	7,288	9,883
Loss	-	-	-	8	-
Total watch list loans	$199,861	$144,198	$170,155	$174,096	$136,674

* The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.

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